Exhibit 99.1

ERBA DIAGNOSTICS, INC. ANNOUNCES NOTICE OF

NONCOMPLIANCE WITH NYSE MKT CONTINUED LISTING STANDARDS AND EXTENSION OF COMPLIANCE PLAN

MIAMI, FL, May 20, 2016 – ERBA Diagnostics, Inc. (NYSE MKT: ERB) (the “Company”), a fully integrated in vitro diagnostics company, announced today that, on May 19, 2016, the Company received a letter from NYSE MKT LLC (the “Exchange”) stating that the Exchange has determined that the Company is not in compliance with Sections 134 and 1101 of the Exchange’s Company Guide (the “Company Guide”) due to the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 with the Securities and Exchange Commission. The letter also states that the Company’s failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 is a material violation of its listing agreement with the Exchange and, therefore, pursuant to Section 1003(d) of the Company Guide, the Exchange is authorized to suspend and, unless prompt corrective action is taken, remove the Company’s securities from the Exchange.

In the letter, the Exchange has acknowledged that the Company is already delinquent on its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and its Annual Report on Form 10-K for the year ended December 31, 2015 and has previously submitted a plan of remediation and compliance (the “Plan”). The Company submitted the Plan to the Exchange on December 10, 2015, and the Exchange approved the Plan on January 22, 2016 and granted the Company an extension until May 25, 2016 to regain compliance with the continued listing standards of the Company Guide.

The Company has been in communication with the Exchange and, on May 13, 2016, submitted a supplement to the Plan (the “Supplement to Plan”) addressing the Company’s progress with the Plan and how the Company intends to regain compliance with the Company Guide. In the letter, the Exchange informed the Company that it has accepted the Company’s Supplement to Plan and granted the Company an extension until November 25, 2016 (the “Plan Period”) to regain compliance with the continued listing standards of the Company Guide. The Company will be subject to periodic review by the Exchange during the Plan Period. Failure to make progress consistent with the Plan or to regain compliance with the continued listing standards of the Company Guide by the end of the Plan Period could result in the Company being delisted from the Exchange. The Company is working diligently to regain compliance with the Company Guide by November 25, 2016.

About ERBA Diagnostics, Inc.

ERBA Diagnostics, Inc. (NYSE MKT: ERB), is a fully integrated in vitro diagnostics company, offering a comprehensive suite of clinical testing products throughout the U.S. and emerging markets. The Company serves as a one-stop shop for the testing needs of the growing number of smaller hospitals, reference labs, and physician clinics. ERBA Diagnostics’ line of proprietary and automated instruments, test kits, and reagents provide customers with autoimmune, infectious diseases, clinical chemistry, hematology, and diabetes testing. www.erbadiagnostics.com

Safe Harbor Statement

Except for the historical matters contained herein, statements in this Current Report on Form 8-K are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be preceded by, followed by or otherwise include the words “may,” “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “could,” “would,” “should,” or similar expressions or statements that certain events or conditions may occur. These forward-looking statements are based largely on the Company’s expectations and the beliefs and assumptions of the Company’s management and on the information currently available to it and are subject to a number of risks and uncertainties, including, but not limited to, the risks and uncertainties that: the Company may not make progress consistent with the Plan or Supplement to Plan during the Plan Period; the Company may not be able to regain compliance with the Company Guide by November 25, 2016, which would result in the Company’s common stock being delisted by the Exchange; the Exchange may initiate delisting proceedings, which would result in the Company’s common stock being delisted by the Exchange; the Company’s financial results may take longer to prepare than anticipated; the Company may not be able to file its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2015 and March 31, 2016 or its Annual Report on Form 10-K for the year ended December 31, 2015 on or prior to the timeframe set forth above; if the Company does not comply with the timeframe set forth above, then the Company’s common stock may be delisted by the Exchange; during the Company’s period of noncompliance with Sections 134 and 1101 of the Company Guide, the Company’s common stock may be delisted by the Exchange; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. See also the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC for further discussion of certain risks and uncertainties that could materially and adversely affect the Company’s business, operating results or financial condition. Many of these factors are beyond the Company’s control. In addition to the risks and uncertainties set forth above, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in the Company’s filings with the SEC, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.